                              EMPLOYMENT AGREEMENT


                    EMPLOYMENT AGREEMENT, made effective as of the 21st day of September, 1999 between RARE MEDIUM GROUP, INC. ("RMGI" or the "Company"), a Delaware corporation, with its principal offices at 565 Fifth Avenue, 29th Floor, New York, NY 10017 and Jeffrey J. Kaplan, an individual residing at 310 River Road, Grandview, NY 10960 (the "Employee").

                    In consideration of their mutual promises and covenants set forth herein, and intending to be legally bound hereby, Company and Employee agree as follows:

                    1. Employment. The Company hereby employs the Employee and the Employee accepts such employment on the terms and conditions hereinafter set forth.

                    2. Term. The term of this Agreement shall begin on September 21, 1999 and shall terminate on September 20, 2003, unless sooner terminated in accordance with Paragraph 6 hereof.

                    3. Duties. The Employee is engaged hereunder as Executive Vice President and Chief Financial Officer of the Company and he agrees to perform the duties and services incident to that position, or such other or further duties and services of a similar nature as may be reasonably required of him by the Board of Directors of the Company or the Board's designee. Employee shall at all times be subject to the supervision of the Board of Directors of the Company and of such other persons as the Board may designate.

                             The Employee shall devote his full business time,
attention, energies and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of the Company and of any corporate subsidiaries or affiliated companies. The foregoing shall not be construed, however, as preventing the Employee from investing his assets in such form or manner as will not require services on the part of the Employee in the operations of the business in which such investment is made and provided such business is not in competition with the Company or, if in competition, such business has a class of securities registered under the Securities Exchange Act of 1934 and the interest of Employee therein is solely that of an investor owning not more than 3% of any class of the outstanding equity securities of such business.

                             The Employee recognizes that he will be required by
the Company to travel outside of the New York metropolitan area in order to perform a portion of the services to be rendered hereunder, but the nature or extent of such traveling shall not be such as to make it reasonably necessary for the Employee to relocate his permanent residence from the New York metropolitan area.

                    4.       Compensation: Expenses.

                             (a)     Base Salary. The Employee shall be paid a
salary at the rate of not less than $225,000 per year (the "Base Salary"). The Base Salary shall be paid in installments in arrears in accordance with the Company's regular payroll practices. The Company may, in its discretion, increase the Employee's Base Salary and his other compensation provided for herein. Employee shall be entitled to annual increases in Base Salary as determined by the Board of Directors, provided however, that such increase shall not be less than 4% per annum.

                             (b)     Fringe Benefits.

                                      (i)  The Employee shall be entitled to
participate in all current and future insurance, vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as are accorded to other management employees of the Company, provided, however, that nothing herein shall be deemed to require grants or awards to Employee under any benefit plans which provide for awards or grants at the discretion of the Board of Directors or of any committee or administrator , and that entitlement to vacations shall be governed solely by clause (ii) of this subparagraph (b).

                                        (ii)  The Employee shall be entitled in
each calendar year commencing with 2000 to a vacation of four (4) weeks, without loss of or reduction in his compensation. Each vacation shall be taken by the Employee at such time or times as agreed upon by the Company and Employee. Any portion of Employee's vacation not used during any calendar year shall be carried forward, provided that Employee may not take more than six (6) weeks vacation during any calendar year. For the remainder of calendar year 1999, Employee shall be entitled to one (1) week of vacation.

                             (c)      Business Expenses. The Company will pay,
or reimburse the Employee for, all ordinary and reasonable out-of-pocket business expenses incurred by Employee in connection with his performance of services hereunder during the Employment Term in accordance with the Company's expense authorization and approval procedures then in effect upon presentation to the Company of an itemized account and written proof of such expenses. Employee shall also have a monthly nonaccountable expense allowance of $1,500.

                             (d)      Stock Options.  Concurrently with the
execution of this Agreement, RMGI shall grant to Employee, Stock Options to purchase an aggregate of 350,000 shares of Common Stock of RMGI at the exercise price equal to the closing price on the day the Board of Directors of RMGI approves the issuance of the options which shall become exercisable 87,500 after the first anniversary; an additional 87,500 on each 12-month anniversary thereafter all over a period of four (4) years from the date of grant. The options shall expire ten (10) years from the date


                                      (2)
of grant. Such options shall entitle the Holder to exercise them through a service without requiring that cash be advanced by the Holder and the Option Agreement shall so provide.

                                    If the employee is terminated without cause,
50% of all outstanding options not vested shall vest, and all vested options shall be exercisable through their initial expiration date.

                             (e)      Entire Compensation. The compensation
provided for in this Agreement is in full payment of the services to be rendered by the Employee to the Company hereunder, except that Employee shall be eligible to participate in any performance based bonus plan in effect at the relevant time as determined by the Board of Directors.

                    5.       Death or Total Disability of the Employee.

                             (a)        Death. In the event of the death of the
Employee during the term of this Agreement, this Agreement shall terminate effective as of the date of the Employee's death, and the Company shall not have any further obligation or liability hereunder except that the Company shall pay to Employee's designated beneficiary or, if none, his estate the portion, if any, of the Employee's Base Salary for the period up to the Employee's date of death which remains unpaid; and 50% of unvested stock options shall vest and the employee's named beneficiary shall have , through their initial expiration date, to exercise all vested options.

                             (b)        Total Disability. In the event of the
Total Disability (as that term is hereinafter defined) of the Employee, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee 10 days' written notice thereof and, upon expiration of such 10-day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee the portion, if any, of the Employee's Base Salary for the period up to the date of termination which remains unpaid, provided that if the Employee, during any period of disability, receives any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of Base Salary that the Employee would be entitled to receive from the Company during such period of disability shall be decreased by the amounts of such payments and 50% of unvested stock options shall continue to vest according to their regular schedule and all vested options shall be exercisable through their initial expiration date. (This should be interpreted to mean 43,750 shares of each 87,500 share block yet to be vested.)

                    The term "Total Disability," when used herein, shall mean a mental, emotional or physical condition which either (i) has rendered the Employee for a period of 90 consecutive days, or for a total of 150 days during any period of 24 consecutive months, during the term of this Agreement, or (ii) in the reasonable opinion of the Company is expected to render the Employee, for a period of 3 months, unable or incompetent to carry out, on a substantially full-time basis, the job


                                      (3)
responsibilities he held or tasks that he was assigned at the time the disability was incurred. The Employee agrees, in the event of any dispute as to the determination made pursuant to this paragraph, to submit to a physical or other examination by a licensed physician selected by the Company, the cost of which examination shall be paid by the Company.

                    6. Termination of Employment. In addition to termination pursuant to paragraph 5, the Company may discharge the Employee and thereby terminate his employment hereunder for the following reasons ("for cause"): (i) habitual intoxication which materially affects the Employee's performance; (ii) drug addiction; (iii) conviction of a felony materially adversely affecting the Company or the Employee's ability to perform his duties hereunder; (iv) adjudication as an incompetent; or (v) misappropriation of corporate funds or other acts of dishonesty; or (vi) the Employee's willful breach of this Agreement in any other material respect which are not remedied within 30 days from the event.

                    In the event that the Company shall discharge the Employee pursuant to this paragraph 6, the Company shall not have any further obligations or liability under this Agreement.

                    In the event that the Company shall discharge the Employee other than "For Cause" Employee shall continue to receive his then current Base Salary for a period of 12 months after such discharge and except as set forth in this sentence, the Company shall not have any further obligations or liability under this Agreement, except with respect to the provisions set forth in Section 4(d) of this Agreement.

                    In the event of a "Change in Control" of the Company as defined below, at Employee's option, Employee shall have the right to terminate this Agreement. Upon said election to terminate by Employee: (a) Employee shall receive a lump sum payment from the Company which shall be equal to (i) the total of Employee's salary plus all incentive compensation for the remaining portion of the term of this Agreement, plus (ii) the cash value of all benefits which would have been received by the Employee for the remaining portion of the term of this Agreement, plus (iii) all unexercised stock options (whether or not vested).

                    For purposes of this Agreement, a "Change of Control" means the happening of any of the following: When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 ("Exchange Act") and as used in
Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding RMGI, any subsidiary and any employee benefit plan sponsored or maintained by RMGI, or any subsidiary (including any trustee of such plan acting as trustee), and excluding Apollo Management and its affiliates, directly or indirectly becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of RMGI representing 50 percent or more of the combined voting power of RMGI representing 50 percent or more of RMGI's then outstanding securities including the options written relating to a financing by RMGI.


                                      (4)

                    7.       Non-Disclosure.

                             (a)  Non-Disclosure. The Employee recognizes and
acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Employee agrees that he will not, for any reason or purpose whatsoever, during or after the term of his employment, use any of such confidential information or disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder. The obligation of confidentiality imposed by this subparagraph shall not apply to information which appears in issued patents or printed publications or which otherwise becomes generally known in the industry through no act of the Employee in breach of this Agreement.

                             (b)  Inventions, Designs and Product Developments.
All inventions, discoveries, concepts, improvements, formulas, processes, devices, methods, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or within one year after the termination hereof and which relate to the actual or planned business activities of the Company and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board of Directors of the Company. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses the Employee incurs upon authorization of the Board of Directors of the Company.

                    8. Noncompetition. The Employee agrees that during the term of this agreement and for a period of one (1) year thereafter, the Employee shall not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly:

                             (a)      solicit business from or perform services
for, any persons, company or other entity which at any time during the Employee's employment by the Company is a client or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company;


                                      (5)

                             (b)      solicit for employment or in any other
fashion hire any of the employees of the Company;

                             (c)      own, manage, operate, finance, join,
control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in the business of designing, developing, and implementing Internet web site applications and strategies, or any other business engaged in by the Company for which Employee had primary responsibility, or any of its affiliates (collectively, the "Business") within a radius of 20 miles from Company's or any of Company's affiliates principal places of business (the "Restricted Area");

                             (d)      use or permit his name to be used in
connection with, any business or enterprise engaged in the Business within the Restricted Area; or

                             (e)      use the name of the Company or any name
similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of such period;

provided, however, that this provision shall not be-construed to prohibit the ownership by the Employee of not more than 3% of any class of the outstanding equity securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934. In the event that the provisions of this Section should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law.


                    Notwithstanding the foregoing, if employee is terminated other "than for cause" as defined in this Agreement, Employee's obligations pursuant to provision 8(c) and 8(d) shall be terminated, but all other subdivisions of this paragraph shall remain in effect.

                    9.       Equitable Relief; Survival.

                             (a)      The Employee acknowledges that the
restrictions contained in paragraphs 7(a), 7(b) and 8 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of those Sections will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in


                                      (6)
addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction and Employee further irrevocably submits to the jurisdiction of any New York State court or Federal court sitting in the Southern District of New York over any suit, action or proceeding arising out of or relating to paragraph 7 or 8. The Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in any inconvenient forum. Effective service of process may be made upon the Employee by mail under the notice provisions contained in paragraph 12 hereof.

                             (b)      Survival of Covenants. The provisions of
paragraphs 7 and 8 shall survive the termination of this Agreement.

                    10. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Employment Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof-, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

                    11. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                    12. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


                    If to Company:                     Copy to:

                    Rare Medium Group, Inc.            Gregory Fernicola, Esq.
                    565 Fifth Avenue                   Skadden, Arps, Slate, Meagher & Flom
                    29th Floor                         919 Third Avenue
                    New York, NY  10017                New York, NY  10022
                    Attention: Glenn S. Meyers



                                      (7)

                    If to Employee:

                    Jeffrey J. Kaplan
                    310 River Road
                    Grandview, NY 10960

                    Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

                    13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

                    14. Contents of Agreement: Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangement between the Employee and the Company. This agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

                    IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.

                                          RARE MEDIUM GROUP, INC.


                                        By: /s/ Glenn S. Meyers
                                            ------------------------------------
                                             Name:   Glenn S. Meyers
                                             Title: Chairman, President and CEO


                                            /s/ Jeffrey J. Kaplan
                                            ------------------------------------
                                             Jeffrey J. Kaplan (Employee)


                                      (8)